UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 5, 2015

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Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
In a press release dated November 5, 2015, Bravo Brio Restaurant Group, Inc. (the "Company") announced financial results for the Company’s thirteen and thirty-nine weeks ended September 27, 2015. The full text of the press release is furnished herewith as Exhibit 99.1 to this report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In a press release dated November 5, 2015, the Company announced that Chief Executive Officer Saed Mohseni notified the Company's Board of Directors (the "Board") that he will be resigning from his positions as Chief Executive Officer and director of the Company, effective December 27, 2015. Mr. Mohseni will be succeeded as Chief Executive Officer by current President and Chief Operating Officer Brian O’Malley, effective December 28, 2015. The Company also announced that Connie Collins, Vice President of Operations, will be promoted to the role of Senior Vice President, Chief Operating Officer, effective December 28, 2015. Additionally, James J. O'Connor, Chief Financial Officer, Treasurer and Secretary has been promoted to Executive Vice President, Chief Financial Officer, Treasurer and Secretary, effective December 28, 2015.
Effective December 28, 2015, the Board has also appointed Mr. O’Malley to fill the vacancy created by Mr. Mohseni’s resignation from the Board.   Mr. O’Malley will serve as a Class I director until the 2017 annual meeting of the Company’s shareholders or his earlier death, resignation or removal. Mr. O’Malley will not serve on any committees of the Board.
Mr. O’Malley, 47, was appointed President in August 2014, Chief Operating Officer in October 2010 and earlier served as Senior Vice President of Operations, BRIO from 2006 until October 2010. He joined the Company in 1996 as the General Manager of BRAVO! Dayton, was promoted to District Partner in 1999, Director of Operations in 2000 and to Vice President of Operations in 2004. Prior to that, he was employed with Sante Fe Steakhouse, where he held positions as a general manager, director of training and regional manager. Mr. O’Malley earned a Bachelor of Sciences degree in Speech Communications and Hospitality Management from the University of Wisconsin-Stout.
In connection with Mr. O'Malley's promotion, the Compensation Committee of the Board approved an annualized base salary for fiscal 2016 of $400,000 and a target bonus award for 2016 of $200,000. There were no other changes made to Mr. O'Malley's compensation and benefits or his existing employment agreement.
Ms. Collins, 52, was appointed Vice President of Operations in January 2014 and joined BBRG in February 2013 when she was named District Partner. Prior to joining the Company, Ms. Collins held management level positions at Starr Restaurants from September 2012 to February 2013. For the twelve years prior to that, she was employed with McCormick and Schmick's, where she held the position of regional director and various other management level positions. Ms. Collins began her career at Clyde’s Restaurant Group in Washington, DC followed by Copeland’s of New Orleans.
In connection with Ms. Collins's promotion, the Compensation Committee of the Board approved an annualized base salary for fiscal 2016 of $200,000 and a target bonus award for fiscal 2016 of $100,000. There were no other changes made to Ms. Collins's compensation and benefits.
Mr. O'Connor, 54, joined the Company as Chief Financial Officer, Treasurer and Secretary in February 2007. For the six years prior to joining the Company, Mr. O’Connor held various senior level financial positions, including Chief Financial Officer of the Wendy’s Brand, at Wendy’s International, Inc.
In connection with Mr. O'Connor's promotion, the Compensation Committee of the Board approved an annualized base salary for fiscal 2016 of $265,000. There were no other changes made to Mr. O'Connor's compensation and benefits or his existing employment agreement.
None of Mr. O’Malley, Ms. Collins or Mr. O’Connor has a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K or is a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing the events described in this Item 5.02 is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press release dated November 5, 2015 entitled, “Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results-Announces $15 Million Share Repurchase Program”
99.2 Press release dated November 5, 2015 entitled, “Bravo Brio Restaurant Group, Inc. Announces Officer Succession Plan-Brian O'Malley to Succeed Saed Mohseni Beginning in Fiscal 2016"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

November 5, 2015	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results-Announces $15 Million Share Repurchase Program
99.2	Bravo Brio Restaurant Group, Inc. Announces Officer Succession Plan-Brian O'Malley to Succeed Saed Mohseni Beginning in Fiscal 2016